Exhibit 99.1

Company Contact: William R. Council, III President and CEO (615) 771-7575	Investor Relations: Rodney O’Connor Cameron Associates (212) 554-5470
Advocat Announces $5 Million Renovation Plans For Long-Term Care Facilities

BRENTWOOD, TN, (April 20, 2011) — Advocat Inc. (NASDAQ: AVCA) today announced an agreement with Omega Healthcare Investors, Inc. (NYSE: OHI) that provides $5 million in financing for capital improvements to four nursing centers Advocat leases from Omega.
Advocat provides a broad range of long-term care services to the elderly including skilled nursing and ancillary health care services through 46 nursing centers in primarily the Southeast and Southwest United States. Omega owns and leases to Advocat a total of 36 centers and since 2005 has provided $15 million for renovations. The additional $5 million will be invested in centers located in Arkansas, Kentucky, Ohio and Texas.
William R. Council, III, President and Chief Executive Officer, stated, “The average age of our nursing centers is 32 years. Major renovations result in significant aesthetic upgrades and many of the projects include the addition of functionality as well as space for rehabilitation therapy. These capital improvements are a fundamental part of our growth strategy for improving occupancy, quality of care and profitability. Since we launched the program in 2005, the average return on investment has exceeded 38%. Most importantly, the renovation program is an important part of our objective to be the provider of choice of health care and related services to the elderly in the communities we serve.”
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward looking statements, including but not limited to, our ability to successfully construct and operate the new nursing center in West Virginia, our ability to increase census at our renovated facilities, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, costs and impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our facilities, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies, as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as in its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Advocat provides long term care services to patients in 46 skilled nursing centers containing 5,364 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat’s web site: www.advocat-inc.com.
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